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                                 EXHIBIT 99(a)
                   WFC HOLDINGS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                     Quarter            Nine months
                                                              ended Sept. 30,        ended Sept. 30,
                                                            ----------------       ----------------
(in millions)                                                 1998      1997         1998      1997
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                          $  636    $  543       $1,836    $1,613
  Fixed charges                                                551       610        1,697     1,805
                                                            ------    ------       ------    ------
                                                            $1,187    $1,153       $3,533    $3,418
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------

Fixed charges (1):
  Interest expense                                          $  520    $  579       $1,602    $1,710
  Estimated interest component of net rental expense            31        31           95        95
                                                            ------    ------       ------    ------
                                                            $  551    $  610       $1,697    $1,805
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------

Ratio of earnings to fixed charges (2)                        2.15      1.89         2.08      1.89
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
  Income before income tax expense                          $  636    $  543       $1,836    $1,613
  Fixed charges                                                144       180          478       525
                                                            ------    ------       ------    ------
                                                            $  780    $  723       $2,314    $2,138
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------

Fixed charges:
  Interest expense                                          $  520    $  579       $1,602    $1,710
  Estimated interest component of net rental expense            31        31           95        95
  Less interest on deposits                                    407       430        1,219     1,280
                                                            ------    ------       ------    ------
                                                            $  144    $  180       $  478    $  525
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------

Ratio of earnings to fixed charges (2)                        5.42      4.02         4.84      4.07
                                                            ------    ------       ------    ------
                                                            ------    ------       ------    ------
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(1) As defined in Item 503(d) of Regulation S-K.

(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.